Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form N-2 of our report dated May 5, 2023, relating to the financial statement of Calamos Aksia Alternative Credit and Income Fund, as of May 2, 2023, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
Cohen & Company, Ltd.
Chicago, Illinois
May 5, 2023